UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2008

New Horizons Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17840	22-2941704
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One W. Elm Street, Suite 125
Conshohocken, PA	19428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 484-567-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement

On October 1, 2008, New Horizons Worldwide, Inc. (the “Company”) entered into a revolving credit facility (the “Revolver”) with PNC Bank (“PNC”) which replaced the Company’s existing secured credit facility.  The Revolver consists of a secured revolving credit facility to the Company in an aggregate principal amount of $6,000,000.  The purpose of the Revolver is to, among other things, (i) terminate the existing credit facility and (ii) support the daily operations of the Company.

The Revolver has a current interest rate of the London Interbank Offer Rate (“LIBOR”) plus 2.25% or the alternate base rate (the greater of the PNC prime rate and the federal funds rate).   The Revolver will mature and the commitments will terminate on September 30, 2011.  The Company will remit monthly payments to PNC for interest only and the principal will be due upon maturity. The obligations under the Revolver are guaranteed by the Company and certain direct and indirect domestic subsidiaries of the Company.  The obligations of the Company under the Revolver are secured by substantially all the assets of the Company.

The Revolver contains customary covenants, representations and warranties and events of default.

The foregoing description of the Revolver does not purport to be a complete description of the parties’ rights and obligations under the Revolver.  As such, the foregoing description is qualified in its entirety by the reference to the complete text of the Revolver, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.  A copy of the Company’s press release announcing the entry into the Revolver is furnished as Exhibit 99.1 to this Form 8-K.

Item 1.02.  Termination of a Material Definitive Agreement

On September 30, 2008, the Company terminated their existing credit facility with Camden Partners Strategic III, LLC (“Camden LLC”), as administrative agent, Camden Partners Strategic Fund III, L.P. (“Camden III”), Camden Partners Strategic Fund III-A, L.P., (“Camden III-A”), George S. Rich and Alkhaleej (collectively, the “Lenders”).  The Company fulfilled it’s obligation to the Lenders, without penalties, and will have no further obligation to the Lenders.

The Revolver gives the Company a lower interest rate and greater flexibility than the previous credit facility. The Revolver provides available funds to support the short-term borrowing needs of the Company, finance working capital needs and capital expenditures, as well as to fund other general corporate purposes.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure in Item 1.01 above is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1         Revolving Credit Loan Agreement among New Horizons Worldwide, Inc and PNC Bank dated as of October 1, 2008.

10.2         Line of Credit Note among New Horizons Worldwide, Inc and PNC Bank dated as of October 1, 2008.

10.3         Revolving Credit Security Agreement among New Horizons Worldwide, Inc and PNC Bank dated as of October 1, 2008.

10.4         Revolving Credit Guaranty and Suretyship Agreement among New Horizons Worldwide, Inc and PNC Bank dated as of October 1, 2008.

99.1         Press Release issued by New Horizons Worldwide, Inc. on October 2, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Horizons Worldwide, Inc.

October 6, 2008	By:	/s/ Charles J. Mallon

Name: Charles J. Mallon
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Revolving Credit Agreement among New Horizons Worldwide, Inc and PNC Bank dated as of October 1, 2008
10.2	Line of Credit Note among New Horizons Worldwide, Inc and PNC Bank dated as of October 1, 2008.
10.3	Revolving Credit Security Agreement among New Horizons Worldwide, Inc and PNC Bank dated as of October 1, 2008.
10.4	Revolving Credit Guaranty and Suretyship Agreement among New Horizons Worldwide, Inc and PNC Bank dated as of October 1, 2008.
99.1	Press Release issued by New Horizons Worldwide, Inc. on October 2, 2008.